Exhibit 77(q)(1)(g)

An Agreement and Plan of Reorganization relating to the merger of the Sentinel Mid Cap Fund into Sentinel Small Company Fund described in Exhibit 77M above is incorporated by reference to the Agreement and Plan of Reorganization included as Exhibit C to the Registrant’s Registration Statement on Form N-14 filed with the SEC on January 22, 2016.

An Agreement and Plan of Reorganization relating to the merger of the Sentinel Sustainable Mid Cap Opportunities Fund into Sentinel Sustainable Core Opportunities Fund described in Exhibit 77M above is incorporated by reference to the Agreement and Plan of Reorganization included as Exhibit C to the Registrant’s Registration Statement on Form N-14 filed with the SEC on January 22, 2016.